UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of report: April 10, 2006
(Date of earliest event reported)
EASTON-BELL SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-123927 (Commission File Number)	20-1636283 (I.R.S. Employer Identification No.)
6225 North State Highway 161, Suite 300
Irving, Texas 75038
(Address of Principal Executive Offices, Zip Code)
(469) 417-6700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     Easton-Bell Sports, Inc. (the “Company”) today announced that Anthony Palma has officially assumed the position of Chief Executive Officer of the Company and Mark Tripp has officially assumed the position of Chief Financial Officer of the Company. The Company also announced that William Fry, the Company’s existing President and Chief Executive Officer, will remain the Company’s President and will assume the new title of President of the Company’s Action Sports division. Paul Lehmann, the Company’s existing Chief Financial Officer, has resigned that position, but remains an employee of the Company.
     The Company is currently negotiating employment agreements with each of Messrs. Palma and Tripp and will report the terms of such agreements in an amendment to this Current Report at such time as they are executed. There are no other transactions in which either of these new officers has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.
     Anthony Palma, 45, joined the Company’s board of directors and the board of managers of the Company’s parent company, Easton Bell Sports, LLC, in connection with the Company’s recent acquisition of Easton Sports, Inc. Mr. Palma had been the President and Chief Executive Officer of Easton Sports, Inc. since July 1995. Prior to that, Mr. Palma served as Chief Financial Officer of Jas. D. Easton, Inc. since 1993. Prior to joining Jas. D. Easton, Inc. in 1993, Mr. Palma was an accountant with KPMG Peat Marwick from 1985 to 1993. Mr. Palma earned a B.S. in Accounting from California State University, Northridge. Mr. Palma serves as a director of Volcom, Inc.
     Mark Tripp, 47, became the Company’s Secretary in connection with the Company’s recent acquisition of Easton Sports, Inc. Mr. Tripp had been CFO & Vice President of Finance for Easton Sports, Inc. since 2001. From 1998 to 2001, he was with Black & Decker Corporation working as Director of Finance for the Hardware & Home Improvement Group and the Division Controller for Price Pfister. From 1991 to 1998, Mr. Tripp was with Corning, Inc. working as the Controller of the Corning Samco subsidiary and a Plant Controller. Prior to joining Corning, Inc. Mr. Tripp was with Deloitte & Touche from 1984 to 1991. He holds a M.S. in Accounting from Clarkson University, a B.S. in Accounting from the State University of New York, Binghamton, and is a C.P.A. in New York State.
     On April 10, 2006, the Company entered into a new employment agreement with Mr. Fry, which agreement amends and restates his existing employment agreement. Pursuant to this new agreement, Mr. Fry will serve as President of the Company and as President of the Company’s Action Sports division for an initial three-year term, renewable thereafter on an annual basis. Mr. Fry’s compensation will consist of a base salary, an annual incentive award, a retention bonus payable over the first 2 years, and other benefits and perquisites. Mr. Fry will be entitled to severance payments and the right to require the purchase of certain of the Class B Common Units of Easton Bell Sports, LLC he holds if he is terminated by the Company “other than for cause” or if he terminates his employment for “good reason”, in each case, as such terms are defined in the new agreement. The definition of “good reason” in the new agreement includes a one-time right of Mr. Fry to terminate his employment on March 16, 2007 on his own accord. The foregoing description of the new employment agreement with Mr. Fry does not purport to be a complete statement of the parties’ rights and obligations thereunder or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the actual agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into these Items 1.01 and 5.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits – The following exhibit is furnished as part of this Current Report:

Exhibit No.	Description

10.1	Agreement, dated as of April 10, 2006, by and between Easton-Bell Sports, Inc. and William Fry.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 13, 2006

By:	/s/ Mark Tripp
	Name:	Mark Tripp
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated as of April 10, 2006, by and between Easton-Bell Sports, Inc. and William Fry.